SCHEDULE A
                                     TO THE
                         INVESTMENT ADVISORY AGREEMENT
       DATED DECEMBER 16, 2005, AS LAST AMENDED FEBRUARY 15, 2011 BETWEEN
                        THE ADVISORS' INNER CIRCLE FUND
                                      AND
                           WESTWOOD MANAGEMENT CORP.

The Trust will pay to the Adviser as compensation for the Adviser's services rendered, a fee, computed daily at an annual rate based on the average daily net assets of the respective Fund in accordance the following fee schedule:

FUND                                                                     RATE
----                                                                     ----
WHG Income Opportunity Fund ............................................ 0.75%
WHG SmidCap Fund ....................................................... 0.75%
WHG LargeCap Value Fund ................................................ 0.75%
WHG SmallCap Value Fund ................................................ 0.85%
WHG Dividend Growth Fund ............................................... 0.75%
WHG Balanced Fund ...................................................... 0.75%
WHG SmidCap Plus Fund .................................................. 0.75%



















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